                                                                  EXECUTION COPY

               SECOND AMENDMENT, dated as of September 30, 2005 (this
          "Amendment"), to the Amended and Restated Collateral Trust and
          Intercreditor Agreement, dated as of June 27, 2001, as amended and restated as of May 28, 2003 (as amended, supplemented or otherwise modified from time to time, the "Collateral Trust and Intercreditor
          Agreement"), among RITE AID CORPORATION, a Delaware corporation ("Rite
          Aid" or the "Borrower"), each Subsidiary of Rite Aid party thereto or which becomes a party thereto pursuant to Section 9.11 thereof (each such Subsidiary, individually, a "Subsidiary Guarantor", and collectively, the "Subsidiary Guarantors"), WILMINGTON TRUST COMPANY,
          a Delaware banking corporation, as collateral trustee (in such capacity, the "Second Priority Collateral Trustee") for the holders from time to time of the Second Priority Debt Obligations, CITICORP
          NORTH AMERICA, INC., a Delaware corporation ("CNAI"), as senior collateral processing co-agent, JPMORGAN CHASE BANK, N.A., a national banking association ("JPMCB"), as senior collateral processing co-agent (each, individually in such capacity, a "Senior Collateral
          Agent", and collectively, the "Senior Collateral Agents") for the
          Senior Secured Parties under the Senior Loan Documents, U.S. BANK AND
          TRUST, as trustee under the 12.5% Note Indenture, BNY MIDWEST TRUST
          COMPANY, as trustee under the 9.5% Note Indenture, as trustee under the 8.125% Note Indenture and as trustee under the 7.5% Note
          Indenture, and each other Second Priority Representative which becomes a party thereto pursuant to Section 8.12 thereof.

     A. Reference is made to the Senior Credit Agreement, dated as of June 27,
2001, as amended and restated as of September 30, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the "Senior Credit
Agreement"), among Rite Aid, the lenders party thereto (the "Senior Lenders"),
CNAI, as Administrative Agent and Collateral Processing Co-Agent, and JPMCB, as
Syndication Agent and Collateral Processing Co-Agent.

     B. The Borrower has requested that certain provisions of the Collateral
Trust and Intercreditor Agreement be modified as set forth in this Amendment, and the Majority Senior Parties and the Second Priority Instructing Group are
willing to agree to such modifications as provided for in this Amendment.

     Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, and subject to the conditions set forth herein, the parties hereby agree as follows:

     SECTION 1. Defined Terms. Capitalized terms used and not defined herein shall have the meanings given to them in the Senior Credit Agreement or the
Collateral Trust and Intercreditor Agreement (including the Definitions Annex annexed thereto) as amended hereby.

     SECTION 2. Amendment to the Collateral Trust and Intercreditor Agreement.
The Definitions Annex referred to in Section 1.02 of the Collateral Trust and
Intercreditor Agreement is hereby amended as follows:

          (a) the terms "11.25% Senior Notes" and "Unsecured Note Indenture" are
     hereby deleted in their entirety.

          (b) the term "Basket Asset Sale" is hereby amended by replacing the amount "$75,000,000" in the eighth line thereof with the amount
     "$125,000,000".

          (c) the term "Effective Date Indentures" is hereby amended and restated in its entirety to read as follows:

               ""Effective Date Indentures" mean, collectively, (a) the
          Indenture dated as of December 21, 1998, between Rite Aid and Harris
          Trust and Savings Bank, as trustee and (b) the Indenture dated as of
          August 1, 1993, between Rite Aid and Morgan Guaranty Trust Company of
          New York, as trustee.".

          (d) the term "Majority Senior Parties" is hereby amended and restated
     in its entirety to read as follows:

               ""Majority Senior Parties" means the Required Lenders (as defined in the Senior Credit Agreement), or with respect to any waiver, amendment or request, Senior Lenders having such amount of unused
          Revolving Commitments and Revolving Exposure as may be required under the Senior Credit Agreement to approve the same.".

          (e) the term "Reduction Event" is hereby amended and restated in its entirety to read as follows:

               ""Reduction Event" means each of the following:

                    (i) any Senior Collateral Disposition or any other Asset
               Sale, except in each case any Permitted Disposition or in
               connection with any Sale and Leaseback Transaction permitted under Section 6.01(a)(vii), (xii)

               or (xiii) of the Senior Credit Agreement or any Securitization or
               Factoring Transaction permitted pursuant to the Senior Credit
               Agreement;

                    (ii) any Casualty/Condemnation; and

                    (iii) any Capital Markets Transaction; provided, however,
               that Capital Markets Transactions (or portions thereof)
               consummated on or after the Restatement Effective Date resulting in receipt of initial cumulative Net Cash Proceeds in the amount of up to $500,000,000 shall not be deemed to constitute Reduction
               Events (except to the extent cumulative Net Cash Proceeds in excess of such amount are generated by any such Capital Markets
               Transaction).".

          (f) the term "Second Priority Debt" is hereby amended and restated in its entirety to read as follows:

               ""Second Priority Debt" means any Indebtedness (including the
          12.5% Notes, 9.5% Notes, 8.125% Notes and 7.5% Notes) incurred by Rite
          Aid and Guaranteed by the Subsidiary Guarantors on or after the
          Effective Date pursuant to the Second Priority Subsidiary Guarantee
          Agreement (i) which is secured by the Second Priority Collateral on a pari passu basis (other than as provided by the terms of the applicable Second Priority Debt Documents) with the other Second
          Priority Debt Obligations and (ii) if issued on or after the
          Restatement Effective Date, matures after December 31, 2010; provided, however, that (A) such Indebtedness is permitted to be incurred, secured and Guaranteed on such basis by each Senior Loan Document and each Second Priority Debt Document and (B) the Representative for the
          holders of such Second Priority Debt shall have become party to the
          Collateral Trust and Intercreditor Agreement pursuant to, and by satisfying the conditions set forth in, Section 8.12 thereof. Second
          Priority Debt shall include any Registered Equivalent Notes issued in exchange thereof.".

          (g) the term "Senior Credit Agreement" is hereby amended and restated
     in its entirety to read as follows:

               ""Senior Credit Agreement" means the Amended and Restated Senior
          Credit Agreement, dated as of June 27, 2001, as amended and restated
          as of September 30, 2005 and as may be further amended, restated or otherwise modified from time to time, among Rite Aid, the Senior
          Lenders and Citicorp North America, Inc., as administrative agent and as Senior Collateral Agents for the Senior Lenders.".

          (h) the terms "7.5% Notes" and "7.5% Note Indenture" are hereby inserted into the Definitions Annex after the term "Senior Subsidiary
     Security Agreement" and to read as follows:

               ""7.5% Notes" means the 7.5% Senior Secured Notes of the Borrower due 2015 issued pursuant to the 7.5% Note Indenture and any Registered
          Equivalent Notes issued in exchange therefor.

               "7.5% Note Indenture" means the Indenture dated as of January 11,
          2005 among Rite Aid, the Subsidiary Guarantors and BNY Midwest Trust
          Company, as trustee, relating to the 7.5% Notes.".

     SECTION 3. No Other Amendments; Confirmation. Except as expressly amended, modified and supplemented hereby, the provisions of the Collateral Trust and
Intercreditor Agreement are and shall remain in full force and effect.

     SECTION 4. Representations and Warranties. To induce the other parties hereto to enter into this Amendment, Rite Aid represents to each of the Majority
Senior Parties and the Second Priority Instructing Group:

          (i) after giving effect to this Amendment, the representations and warranties of the Borrower set forth in Article III of the Senior Credit
     Agreement are true and correct in all material respects on the date hereof with the same effect as if made on the Effective Date (as defined below), except for representations and warranties that expressly relate to an earlier date, which representations and warranties were true and correct in all material respects as of such earlier date;

          (ii) after giving effect to this Amendment, no Default or Event of
     Default has occurred and is continuing under the Senior Credit Agreement;
     and

          (iii) this Amendment has been duly executed and delivered by Rite Aid and constitutes a legal, valid and binding obligation of Rite Aid, enforceable in accordance with its terms.

     SECTION 5. Effectiveness. This Amendment shall become effective as of the date (the "Effective Date") upon which the Senior Collateral Agents shall have received counterparts of this Amendment that, when taken together, bear the signatures of Rite Aid and the Majority Senior Parties and the Second Priority
Instructing Group under the Collateral Trust and Intercreditor Agreement.

     SECTION 6. Effect of the Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of,

amend, or otherwise affect the rights and remedies of either the Majority Senior
Parties or the Senior Collateral Agents under the Collateral Trust and
Intercreditor Agreement and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Collateral Trust and Intercreditor Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle Rite Aid to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Collateral Trust and
Intercreditor Agreement in similar or different circumstances. This Amendment shall apply and be effective with respect to the matters expressly referred to herein. After the Effective Date, any reference to the Collateral Trust and
Intercreditor Agreement shall mean such Collateral Trust and Intercreditor
Agreement, as modified hereby.

     SECTION 7. APPLICABLE LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND
CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     SECTION 8. Costs and Expenses. Rite Aid agrees to reimburse the Senior
Collateral Agents for its reasonable out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of
Cravath, Swaine & Moore LLP, counsel for the Senior Collateral Agents.

     SECTION 9. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first written above.

                                RITE AID CORPORATION

                                by:
                                      --------------------------------------

                                      Name:

                                      Title:

                                THE SUBSIDIARY GUARANTORS LISTED ON ANNEX 1
                                HERETO

                                by:
                                      --------------------------------------

                                      Name:

                                      Title:

                                THRIFTY PAYLESS, INC.

                                by:
                                      --------------------------------------

                                      Name:

                                      Title:

                                CITICORP NORTH AMERICA, INC., as Senior
                                Collateral Agent

                                by:
                                      --------------------------------------

                                      Name:

                                      Title:

                                JPMORGAN CHASE BANK, N.A., as Senior Collateral
                                Agent

                                by:
                                      --------------------------------------

                                      Name:

                                      Title:

                                BNY MIDWEST TRUST COMPANY, as Trustee under the
                                9.5% Note Indenture,

                                by:
                                      --------------------------------------

                                      Name:

                                      Title:

                                BNY MIDWEST TRUST COMPANY, as Trustee under the
                                8.125% Note Indenture,

                                by:
                                      --------------------------------------

                                      Name:

                                      Title:

                                BNY MIDWEST TRUST COMPANY, as Trustee under the
                                7.5% Note Indenture,

                                by:
                                      --------------------------------------

                                      Name:

                                      Title:

                         ANNEX 1 - SUBSIDIARY GUARANTORS